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                                                                     EXHIBIT 4.1


                 PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP

                              Investment Agreement

                                 by and between

                 Pioneer Ventures Associates Limited Partnership
                                       and
                          America's Shopping Mall, Inc.



                                  May 21, 1999













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                                TABLE OF CONTENTS


ARTICLE I.      Sale and Transfer of Stock.....................................1
         1.       Series A Senior Convertible Preferred Stock..................1
         1.2      Purchase Price, and Payment..................................2
         1.3      Preferred Convertible into Common............................2
         1.4      Cumulative Dividend..........................................3
         1.5      Liquidation..................................................3
         1.6      Reservation of Shares; Shares to be Fully Paid; Seniority....4
         1.7      Anti-Dilution Rights; Right of First Refusal.................4
         1.8      Percentage of Fully Diluted Shares...........................5
         1.9      Voting Rights and Prohibitive Covenants......................5
         1.10     Voting Agreements Concerning Directors.......................6
         1.11     Transfer Agent...............................................7
         1.12     Use of Proceeds..............................................7
         1.13     Redemption...................................................9

ARTICLE II.     Registration Rights............................................9
         2.1      Demand Registration..........................................9
         2.2      Piggy-back Registration.....................................10
         2.3      Registration Covenants......................................11
         2.4      Blue Sky Registration.......................................11
         2.5      Deregistration..............................................12
         2.6      Post-Effective Amendments...................................12
         2.7      Right to Delay..............................................12
         2.8      Selection of Underwriters...................................12
         2.9      Principal Shareholders......................................13
         2.10     Transferability of Registration Rights......................13
         2.11     Indemnification by Company re Registration Rights...........13
         2.12     Indemnification by Holder...................................13
         2.13     Notice of Indemnity and Defense.............................14

ARTICLE III.    Co-Sale Provisions............................................15
         3.1      Third-Party Offer and Co-Sale Notice........................15
         3.2      Co-Sale Right of Participation..............................15
         3.3      Excluded Sales..............................................15
         3.4      Notice of Intent to Participate in Co-Sale..................15

ARTICLE IV.     Representations and Warranties of the Company.................16
         4.1      Organization, Qualification and Corporate Power.............16
         4.2-A    Subsidiaries................................................16
         4.2-B    Affiliates..................................................16

11249/436.3
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         4.2-C    Joint Ventures..............................................17
         4.3      Authorization of Agreement..................................17
         4.4      Validity....................................................17
         4.5      Government Approval.........................................18
         4.6      Capitalization..............................................18
         4.7      Annual Report and the Financial Statements..................18
         4.8      Patents, Trademarks, Etc....................................19
         4.9      Taxes.......................................................20
         4.10     Approvals...................................................20
         4.11     Litigation..................................................20
         4.12     Acquisition Agreements; Schedule of Documents...............21
         4.13     No Defaults.................................................22
         4.14     Lack of Felonies............................................22
         4.15     No Judgments................................................22
         4.16     Insurance...................................................22
         4.17     No Brokers..................................................22
         4.18     Loans and Liens.............................................23
         4.19     Solvency....................................................23
         4.20     Registration Rights.........................................23
         4.21     Compliance with Securities Laws.............................23
         4.22     Transfer Restrictions.......................................24
         4.23     Related Party Transactions..................................24
         4.24     Miscellaneous...............................................24
         4.25     Additional Representations..................................24
         4.26     Use of Proceeds           ..................................26
         4.27     Industry Specific Regulations...............................26
         4.28     Wages and Salary............................................27
         4.29     Compliance with ERISA and other Benefit Plans...............27
         4.30     Environmental Matters.......................................27
         4.31     Confidentiality Agreements..................................27
         4.32     Officer and Director Questionnaires.........................28
         4.33     Complete Disclosure.........................................28

ARTICLE V.      Representations and Warranties of the Pioneer Partnership.....28
         5.1      Organization................................................28
         5.2      No Breach...................................................28
         5.3      Authority for and Binding Nature of Agreement...............29
         5.4      Brokers.....................................................29
         5.5      Securities Laws Matters.....................................29
         5.6      Additional Matters..........................................30

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                                       iii

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ARTICLE VI.     Covenants.....................................................30
         6.1      Financial...................................................30
         6.2      Access......................................................31
         6.3      Books of Record and Account.................................31
         6.4      Membership on Board.........................................32
         6.5      Stock Option Plan...........................................32
         6.6      Rule 144 Transfers..........................................32
         6.7      Undertaking to Register its Securities
                    pursuant to the Exchange Act..............................33
         6.8      Undertaking to File  Exchange Act Filings
                    and to be Listed on NASDAQ................................33
         6.9      Dividend Restriction Waiver.................................34
         6.10     Rights if Trading in Common Stock is Suspended..............34
         6.11     Public Dissemination of Information; Filings & Names........35
         6.12     Lock-Up.....................................................35
         6.13     Notice of Material Adverse Events...........................35
         6.14     Tax Return..................................................35
         6.15     No Breach...................................................35
         6.16     Assumption of Debt..........................................36

ARTICLE VII.    Conditions Precedent to the Obligations of
                  the Pioneer Partnership to Close............................36
         7.1      Representations and Warranties..............................36
         7.2      Covenants...................................................36
         7.3      No Actions..................................................36
         7.4      Consents, Licenses and Permits..............................37
         7.5      Certificate.................................................37
         7.6      Legal Opinion...............................................37
         7.7      No Material Adverse Change..................................37
         7.8      Agreements with Principals..................................38
         7.9      Key Person Insurance........................................38
         7.10     Intellectual Property.......................................38
         7.11     Approval of Counsel.........................................38
         7.12     No Suspensions of Trading in Common Stock...................38
         7.13     Change of Control...........................................39
         7.14     Acquisition Agreements......................................39
         7.15     Additional Documents........................................39

ARTICLE VIII.   Conditions Precedent to the Obligations
                  of the Company to Close.....................................39
         8.1      Representations and Warranties..............................39
         8.2      Covenants...................................................40
         8.3      No Actions..................................................40
         8.4      Additional Documents........................................40
         8.5      Approval of Counsel.........................................40

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                                       iv

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ARTICLE IX.     Closing.......................................................40
         9.1      Location....................................................40
         9.2      Items to be Delivered by the Company........................40
         9.3      Items to be Delivered by the Pioneer Partnership............41

ARTICLE X.      Survival of Representations; Indemnification..................41
         10.1     Survival....................................................41
         10.2     Indemnification.............................................42
         10.3     Defense of Claims...........................................42
         10.4     Rights without Prejudice....................................42

ARTICLE XI.     Fees..........................................................42
         11.1     Investment Banking Fees.....................................42
         11.2     Expenses....................................................43
         11.3     Legal Fees..................................................43

ARTICLE XII.    Termination and Waiver........................................43
         12.1     Termination.................................................43
         12.2     Waiver......................................................44

ARTICLE XIII.   Miscellaneous Provisions......................................44
         13.1     Expenses....................................................44
         13.2     Modification, Termination or Waiver.........................44
         13.3     Notices.....................................................44
         13.4     Binding Effect and Assignment...............................45
         13.5     Entire Agreement............................................45
         13.6     Calendar Days...............................................45
         13.7     Exhibits....................................................45
         13.8     Governing Law...............................................46
         13.9     Consent to Jurisdiction.....................................46
         13.10    Counterparts................................................46
         13.11    Section Headings............................................46
         13.12    Gender......................................................46
         13.13    Use of Term "Pioneer Partnership"...........................46


                  SIGNATURE PAGE

11249/436.3
                                        v

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                              INVESTMENT AGREEMENT


     INVESTMENT AGREEMENT dated May 21, 1999 ("Agreement") by and between Pioneer Ventures Associates Limited Partnership, a Connecticut limited partnership with offices at 651 Day Hill Road, Windsor, Connecticut 06095 (the "Pioneer Partnership"), and America's Shopping Mall, Inc., a Nevada corporation with offices at 382 Route 59 #310, Monsey, New York 10952 (the "Company").

     WHEREAS, the Company is engaged in various direct marketing businesses.

     WHEREAS, the Company desires to obtain funds to complete the acquisition of all the capital stock of Remarkable Products and Creadis Promotions, Inc. and (such transactions referred to sometimes herein as the "Acquisitions"), and for working capital purposes.

     WHEREAS, the Pioneer Partnership desires to provide funds to the Company for such purposes through a purchase of shares of the Company's Series A Senior Convertible Preferred Stock on the terms and subject to the conditions set forth below.

     NOW THEREFORE, in consideration of the investment to be made, mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Pioneer Partnership agree as follows:

                      ARTICLE I. SALE AND TRANSFER OF STOCK

1.   Series A Senior Convertible Preferred Stock.

     (a) Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as hereinafter defined and set forth), the Company shall issue, sell, transfer and deliver to the Pioneer Partnership an aggregate of ten thousand (10,000) shares of the Company's Series A Senior Convertible Preferred Stock, $.001 par value per share (the "Preferred Stock") at the Purchase Price set forth in section 1.2 hereof; the Preferred Stock shall have the terms and be issued subject to the conditions as set forth herein and in the Certificate of Designation of the Preferred Stock to be filed and recorded with the Secretary of State of the State of Nevada prior to the occurrence of the Closing as set forth below.

     (b) At the closing ("Closing") on May 21, 1999 or such other date no later than June 15, 1999 as the Company and the Pioneer Partnership may agree (the "Closing Date"), the Company shall issue, sell, transfer and deliver to the Pioneer Partnership ten thousand (10,000) shares of Preferred Stock upon payment of the Purchase Price therefor and satisfaction of the conditions contemplated herein.

11249/436.3

     (c) At the Closing, the Company shall reserve (i) One Million Two Hundred Thousand (1,200,000) shares of Common Stock issuable upon conversion of all of the Preferred Stock, representing 34.1% of the Company's Common Stock on a fully diluted basis (assuming the conversion of all shares of Preferred Stock and any other securities convertible, and the exercise of all options and warrants exercisable for, shares of Common Stock other than the Warrants (as hereinafter defined)).

     (d) Upon sale and issuance to the Pioneer Partnership each share of Preferred Stock shall be fully paid, non-assessable and free and clear of all manner of liens, pledges, encumbrances, charges and claims thereon.

     (e) Certificates evidencing the Preferred Stock shall be delivered by the Company to the Pioneer Partnership at the Closing. Such certificates shall also be accompanied by evidence satisfactory to the Pioneer Partnership of the Company's payment of any applicable transfer taxes. The Preferred Stock and the shares of Common Stock issuable upon conversion of Preferred Stock shall be "restricted securities" as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Certificates evidencing the Preferred Stock shall be in the form annexed hereto as Exhibit 1.1.

1.2  Purchase Price and Payment.

     The Purchase Price for the Preferred Stock shall be four hundred and twenty dollars ($420.00) per share (such amount per share being sometimes referred to herein as the "Stated Value"), equal to an aggregate investment of four million two hundred thousand ($4,200,000) dollars. Upon the occurrence and consummation of the Closing, and in consideration therefor, the Pioneer Partnership shall pay to the Company at the Closing, by method of payment selected by the Pioneer Partnership, the sum of four million two hundred thousand ($4,200,000) dollars as full consideration for its subscription for the Preferred Stock.

1.3  Preferred Convertible into Common.

     Each share of Preferred Stock shall be convertible at the option of the holder at any time and from time-to-time into such number of shares of the Company's common stock, $.001 par value (the "Common Stock"), as shall be equal to the Stated Value of such share of Preferred Stock to be converted (plus accumulated dividends, if so elected by the Holder) divided by Three Dollars and Fifty Cents ($3.50) (the "Conversion Price"). If the average closing bid price of the Company's Common Stock on the NASD OTC Bulletin Board, the Nasdaq
SmallCap Market, the Nasdaq National Market or such other trading market or exchange upon which the Common Stock shall then be traded for the twenty (20) trading days immediately preceding the ninetieth (90th) day following the date that the Company's Common Stock is eligible for public trading is below Three Dollars and Fifty Cents ($3.50) (the "Reset Average Price"), the Conversion Price shall be reset to a price per

11249/436.3
                                        2
share of Common Stock equal to seventy-five percent (75%) of the Reset Average Price. The date the Conversion Price is reset is sometimes referred to herein as the "Reset Date." The Conversion Price and number of shares of Common Stock issuable upon conversion of the Preferred Stock will also be subject to adjustment in certain circumstances upon any recapitalizations, including but not limited to stock splits, readjustments or reclassifications, to protect against dilution, as set forth in more detail in section 1.7 hereof.

1.4  Cumulative Dividend.

     Holders of the Preferred Stock shall be entitled to an eight (8%) percent cumulative annual cash dividend ($33.60 per share of Preferred Stock) calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall be payable quarterly ($8.40 per share of Preferred Stock) in arrears on each March 31, June 30, September 30, and December 31 out of the assets of the Company legally available therefor. Dividends shall accrue daily commencing on the Issue Date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The Preferred Stock dividend shall be paid before any dividend shall be set apart or paid on the Common Stock for such quarter or for any other class of capital stock. If less than the full preferential dividend is paid (whether as a partial payment or if no dividend is paid) to the holders of the Preferred Stock in any quarter, the unpaid amount shall accumulate and be added to the preferential dividends due in the immediately subsequent quarter, in which case such unpaid amounts shall be paid first and the newly accrued dividends of the then current quarter, to the extent are unpaid, shall accumulate until paid. No dividends shall be paid to the holders of the Common Stock or any other security of the Company if any dividends are unpaid on the Preferred Stock. No dividends shall be paid to the holders of any class of capital stock of the Company unless and until all dividends accrued and unpaid on the Preferred Stock are paid in full. The Company may, upon approval by a majority of its entire Board of Directors, elect to pay dividends upon the Preferred Stock, by the issuance of additional shares of Preferred Stock which shall have terms and conditions identical to other shares of Preferred Stock. If the Company elects to pay any dividend by the issuance of Preferred Stock in lieu of a cash dividend, the amount of such dividend shall be thirteen (13%) percent ($54.60 per share of Preferred Stock per annum; or $13.65 per share per quarter) based on the Stated Value thereof. The failure to pay any dividend when due shall be an Event of Default under the Certificate of Designation of the Preferred Stock and shall result in additional dividend payments at the default rates as set forth therein.

1.5  Liquidation.

     In the event of the voluntary or involuntary liquidation, bankruptcy, receivership, dissolution or winding up of the Company, holders of shares of the Preferred Stock shall be entitled to receive a liquidation preference equal to one thousand dollars ($1,000) per share and, subject to the adjustments as provided in this section, an amount equal to any accrued and unpaid dividends to the payment date (the "Liquidation Preference"), before any payment or distribution is made to the holders of Common Stock or any other securities of the Company. Neither a consolidation or merger of the Company with another corporation nor a sale or transfer of all or part of the

11249/436.3
                                        3

Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company, provided that all accrued but unpaid dividends on the Preferred Stock (including any interest due thereon) are paid upon the occurrence of such event.

1.6  Reservation of Shares; Shares to be Fully Paid; Seniority.

     As of the date hereof, the Company has reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in its treasury, such number of shares of its Common Stock as would be issuable upon conversion of all shares of Preferred Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of the Preferred Stock will upon issue be fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances. So long as there are any shares of Preferred Stock outstanding, the Preferred Stock shall be senior to all other classes of stock and/or securities issued or to be issued by the Company.

1.7  Anti-Dilution Rights; Right of First Refusal.

     The Pioneer Partnership, so long as it, its partners or affiliates owns any Preferred Stock, (and, if applicable, the Common Stock acquired pursuant to the conversion of the Preferred Stock) shall be entitled, as of right, (i) to purchase or subscribe for any capital stock or equity or debt securities or any options, warrants, rights to purchase any such securities or rights of the Company proposed to be issued by the Company (collectively referred to as "New Securities") and (ii) provide any debt financing proposed to be obtained by the Company. The Company acknowledges that the Pioneer Partnership shall have the right of first refusal under this section 1.7. The right of first refusal set forth hereinabove shall not be applicable to (i) securities issued to employees, consultants or directors of the Company pursuant to any stock option plan or stock purchase or stock bonus arrangement approved by the Board of Directors of the Company; provided, however, such plan, purchase or arrangement shall not exceed the maximum amount as provided in section 6.5, (ii) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act, (iii) securities issued pursuant to an acquisition of another corporation by the Company by merger, share exchange, purchase of all or substantially all of the assets or other reorganization whereby the Company is the surviving corporation, in the case of a merger or consolidation, and the then existing shareholders of the Company own not less than fifty-one percent (51%) of the voting stock of the Company on a fully diluted basis following such merger or consolidation, or in the case of a share exchange, the Company owns not less than fifty-one (51%) percent of the voting stock of such acquired corporation,
(iv) any shares of Common Stock issued pursuant to the exercise of options, warrants or other securities outstanding on the Closing Date, (v) any shares of Common Stock or warrants, options, rights or securities convertible into or exchangeable for capital stock of the Company in connection with any stock split, stock dividend or similar event affecting the Company Common Stock, and
(vi) the Preferred Stock and the Common Stock to be issued pursuant to conversion of the Preferred Stock under this Investment Agreement.


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                                        4

     The rights of the Pioneer Partnership under this section 1.7 may, in the discretion of the Pioneer Partnership, be assigned pro rata to any transferees of the Preferred Stock.

     (a) Notice and Exercise of Rights. In the event the Company proposes to issue New Securities or to obtain any financing, it shall give to the Pioneer Partnership and any other holders of Preferred Stock (and holders of any Common Stock received upon conversion of the Preferred Stock) written notice of its intention, describing the type of New Securities to be issued or debt to be incurred, the price and general terms upon which the Company proposes to issue the same. In exercising their rights, the Pioneer Partnership (or, if applicable, the transferees of such Preferred Stock to whom shares of Preferred Stock have been assigned) shall be given thirty (30) days from the receipt of such notice to agree to purchase or subscribe for such New Securities or make or arrange such loan, in whole or in part, at the same price and/or on the same terms as proposed.

     (b) Over-Allotment. The Pioneer Partnership shall have the right of over-allotment to purchase all of the New Securities or to make or arrange a loan to purchase such New Securities. The Company shall provide notice to the Pioneer Partnership of the availability of such over-allotment, and the Pioneer Partnership shall be required to exercise its over-allotment rights, in whole or in part within fifteen (15) business days from the date of receipt of such notice. The Pioneer Partnership shall be required to commit in writing, at the time it exercises its rights under this section 1.7, the maximum amount of over-allotment of New Securities it agrees to purchase or the amount of loans(s) it intends to make or arrange, if any become available.

     (c) Nothing herein shall prevent the Pioneer Partnership, or its respective partners, shareholders or affiliates from purchasing additional securities of the Company from the Company, in the open market or otherwise, thereby increasing its ownership percentage.

1.8  Percentage of Fully Diluted Shares.

     The shares of Preferred Stock to be delivered by the Company to the Pioneer Partnership as set forth above shall, if converted, constitute thirty-four and one-tenth percent (34.1%) percent of the fully diluted issued and outstanding Common Stock of the Company as of the Closing Date. The term "fully diluted" as used in this Agreement shall mean the number of shares of the Common Stock of the Company to be outstanding assuming the exercise or conversion of all warrants, options or other securities convertible into or exchangeable for the Common Stock of the Company as of the Closing Date, including the Preferred Stock to be issued on the Closing Date, but not the Warrants.

1.9  Voting Rights and Prohibitive Covenants.

     The Preferred Stock shall have full voting rights and shall be voted together with the Common Stock as one class, and the shares of Preferred Stock shall entitle the holder thereof to the number of votes as if the Preferred Stock had been converted into shares of Common Stock on the appropriate record date. So long as an aggregate of at least five percent (5%) of the outstanding Preferred Stock (included in such 5% calculation for the denominator shall be any Preferred Stock

11249/436.3
                                        5
which has then been converted into Common Stock) is held by the Pioneer Partnership, the Company shall not without the affirmative vote or consent of the holders of a majority of all outstanding shares of the Preferred Stock voting separately as a class (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Company so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, (ii) authorize or issue any additional equity securities of the Company or of any subsidiaries other than those issuable (x) upon the conversion, exchange or exercise of securities or rights outstanding on the Closing Date and (y) pursuant to grants of options previously granted and outstanding on the Closing Date under the Company's Stock Option plan; provided, however, that such consent shall not be unreasonably withheld,
(iii) approve any merger, consolidation, compulsory share exchange or sale of assets to which the Company is a party; provided, however that such consent shall not be unreasonably withheld, (iv) repurchase or redeem any equity securities or pay dividends or other distributions on any equity securities, except as provided pursuant to the terms of the Preferred Stock, (v) liquidate, dissolve, recapitalize or reorganize the Company, (vi) incur any indebtedness for borrowed money, or guarantee indebtedness, of other persons, directly or indirectly except with respect to any wholly owned subsidiaries, (vii) effect any fundamental changes in the nature of the Company's business, including but not limited to acquiring or investing in another business entity; provided, however that such consent shall not be unreasonably withheld, or (viii) approve the sale or transfer of any material intangible or intellectual property, other than the issuance of licenses or sales of equipment in the ordinary course of business; provided, however, that such approval shall not be unreasonably withheld.

1.10 Voting Agreements Concerning Directors.

     (a)  Generally.  On the  Closing  Date,  one  (1)  nominee  of the  Pioneer
Partnership (who may be John F. Ferraro or another designee of the Pioneer Partnership) shall be elected a director of the Company for a period from the Closing Date until the next regularly scheduled annual meeting of the shareholders of the Company (or longer if the applicable terms of directors are set for longer periods). So long as the Pioneer Partnership shall own any Preferred Stock or Common Stock, the Board of Directors of the Company shall nominate and include in the list of candidates for directors recommended by the Board of Directors, and use its best efforts to have elected by the shareholders at least one nominee of the Pioneer Partnership. Should any Pioneer Partnership nominee decline to be nominated or elected, another of the Pioneer Partnership's designees shall have the right to receive notice of and to attend any and all meetings of the Board of Directors of the Company, and the Company shall be required to deliver notice to such designee as if such designee were a director. In furtherance of the foregoing, the persons named in Exhibit 1.10(a) hereto, and any trusts, or other entities or affiliates related to them (collectively "Principal Shareholders") holding the voting rights to their shares, shall at the Closing execute and deliver to the Pioneer Partnership a Voting and Shareholders' Agreement in the form annexed hereto as Exhibit 1.10(a) hereto.

     (b) Additional Nominees of the Pioneer Partnership On Default. In the event that (i) the Company shall default in the due and punctual payment of any installment of the cumulative

11249/436.3
                                        6
dividends on the Preferred Stock when and as the same shall become due and payable, (ii) such default shall continue for 30 days and (iii) provided the Pioneer Partnership and/or its limited partners and affiliates shall be the holder(s) of an aggregate of at least five (5%) percent of the outstanding Preferred Stock (included in such 5% calculation for the denominator shall be any Preferred Stock which has then been converted into Common Stock), in addition to the other remedies available to the Pioneer Partnership, the Pioneer Partnership shall have the right to nominate, and the Board of Directors of the Company shall use its best efforts to have promptly elected or appointed such number of individuals nominated by the Pioneer Partnership such additional number of designees of the Pioneer Partnership as shall be necessary to ensure that the Pioneer Partnership designees on the Board shall constitute a simple majority of the Board of Directors. Upon such appointment, the Pioneer Partnership shall have the right to continue to appoint a simple majority of the Board of Directors for so long thereafter as the Pioneer Partnership, and its partners and affiliates shall own any Preferred Stock or Common Stock acquired upon conversion of any Preferred Stock. To facilitate the foregoing, the Company has, concurrently with the execution hereof, amended its by-laws to provide for the terms of this section 1.10(b). A copy of the Company's By-Laws, as amended to the Closing Date, is annexed hereto as Exhibit 4.1(b). The Company hereby covenants it shall not change such amended provision of its By-Laws without the Pioneer Partnership's prior written consent. Failure to obtain such prior written consent to any such change shall constitute an additional Event of Default under the Preferred Stock.

1.11 Transfer Agent.

     Continental Stock Transfer & Trust Company has been engaged and charged as the transfer agent for the Common Stock and with the duties of the transfer agent and registrar of the Preferred Stock (the "Transfer Agent").

1.12 Use of Proceeds.

     (a) The net proceeds to be received by the Company, after deduction of all applicable (and previously unpaid) expenses of the Closing will be approximately $4,020,000, and the gross proceeds shall be used and applied substantially as follows:

     Costs of Closing:

          Pioneer Partnership's
               Attorneys fees:                                      $40,000

          Company's Attorney's fees:                                $25,000

          Company's Accounting Fees:                                 $5,000

          Pioneer Partnership's Non-
          accountable expense allowance:                             $5,000

11249/436.3
                                        7

          Investment Banking Fees:                                 $105,000

          Net Proceeds:                                          $4,020,000

          Acquisition of Remarkable Products, Inc.
              Payoff existing loan - Sterling Carl Marks           $800,000
              Payoff existing loan - Officer loans                  300,000
              Payoff existing loan - Paul Elmowsky                   80,000
              Payoff existing loan - Roy Failla                      15,000
              Legal Fees  Caro & Associates                           5,000
                                                                 ----------
                                                                 $1,200,000
                                                                 ==========
          Acquisition of Creadis Promotions, Inc.
              Repayment to shareholders for funds and
              working capital used to purchase business            $400,000
              Audit-fees - Arthur Yorkes & Company                   12,500
              Legal fees   Caro & Associates                          5,000
                                                                   --------
                                                                   $417,500
                                                                   ========

          Working Capital                                        $2,402,500

          TOTAL                                                  $4,200,000

     (b) The Company shall expend these funds for the purposes indicated. No portion of the proceeds will be paid to the Principal Shareholders, officers, directors, or their affiliates or associates. However, funds allocated generally to working capital may be used for salaries and wages of the general employee population, and for board approved salaries of its executive officers and board approved consulting, directors' and advisors' fees either (i) at rates currently in effect at the Closing Date or (ii) as are ratified at one or more board meetings at which the Pioneer Partnership nominee is in attendance. Without the approval of the Compensation Committee of the Company's Board of Directors (which committee shall have at least one Pioneer Partnership designee as a voting member), the Company and its officers and directors shall not authorize or implement any material increases in compensation for salaries, wages or fees as compared to those in effect on the Closing Date, as disclosed in Exhibit
4.28. Material increases for purposes of this section 1.12 shall mean an annual increase of ten (10%) percent or greater. No portion of the proceeds of the Closing will be used to pay cash finder's fees with respect to this investment, nor will the Company issue securities in payment of finder's fees with respect to the investment to any person including the Principal Shareholders, officers, directors, or their affiliates or associates.

     (c) Margin Requirements. The Company does not intend to, and will not, use the proceeds of the offer and sale of the Preferred Stock hereunder, directly or ultimately, (i) to purchase or carry Margin Stock (as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time) or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose,

11249/436.3
                                        8
or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

1.13 Redemption.

     The Company shall have the right to redeem any or all of the shares of Preferred Stock on any Quarterly Dividend Payment Date (for purposes of this section 1.13 such date shall be the "Redemption Date"), provided written demand as set forth below is given. The redemption price for each share of Preferred Stock to be redeemed shall be paid by the Company in cash in an amount equal to the stated value of such share, plus an amount sufficient such that the holder thereof receives an annual rate of return equal to twenty-five percent (25%), for the period from the original Issue Date of such share until the Redemption Date, on a compounded basis.

     Thirty (30) days prior to the Redemption Date, the Company shall provide each holder of Preferred Stock with a written demand ("Redemption Notice")
(addressed to the holder at its address as it appears on the stock transfer books of the Company) to redeem shares of Preferred Stock as provided above, which notice shall specify the estimated Redemption Price and the number of shares to be redeemed. All Redemption Notices hereunder shall be sent by certified mail, returned receipt requested, and shall be deemed to have been provided when received.

     On or prior to the Redemption Date, each holder of Preferred Stock shall surrender his or its certificate or certificates representing the shares of Preferred Stock to be redeemed, in the manner and at the place designated in the Redemption Notice. If less than all shares represented by such certificate or certificates are redeemed, the Company shall issue a new certificate for the unredeemed shares. From and after the Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Preferred Stock redeemed on the Redemption Date shall cease (except the right to receive the Redemption Price and interest at the rate of 8% per annum, on the basis of a 360-day year for the actual number of days elapsed from the Redemption Date to the date the Redemption Price is actually paid in the event payment is not made within 20 days after the Redemption Date), and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                         ARTICLE II. REGISTRATION RIGHTS

2.1  Demand Registration.

     The Company agrees that, on one (1) occasion from any date that is six (6) months from the initial Issue Date in any eighteen (18) month period, it shall promptly upon the written request of the Pioneer Partnership, at the Company's sole cost and expense, file such registration statement pursuant to the Securities Act to register the shares of Common Stock into which the Preferred Stock may be converted (the "Registrable Securities") for continuous resale under Rule 415 promulgated by the Commission under the Securities Act. The Company shall use its best efforts to cause such registration statement to become and remain effective (including the taking of such steps as are

11249/436.3
                                        9
reasonably necessary to obtain the removal of any stop order) on a timely basis. The Company shall also execute an undertaking to file post-effective amendments, appropriate qualification filings under applicable state securities (blue sky) laws and appropriate compliance with applicable regulations issued under the Securities Act.

2.2  Piggy-back Registration.

     (a) So long as the Pioneer Partnership or its partners or affiliates are the holders of Preferred Stock or Common Stock, if the Company shall register any of its securities for sale pursuant to any appropriate registration statement under the Securities Act, the Company shall be required to offer to such holders the opportunity to register any or all the Registrable Securities, without cost to the holders thereof. In connection with these piggy-back registration rights, the Company shall give all of the Holders notice by certified mail at least thirty (30) business days prior to the filing of such Registration Statement under the Act. The holders shall then have twenty-five
(25) days to elect to include all or a portion of its Registrable Securities for sale in the Registration Statement.

     (b) The registration requirement shall not apply to a Registration Statement filed by the Company pursuant to Form S-8 or S-4 or any successor form or forms with the sole and express purpose of registering shares for employees or for stock incentive plans, or any other inappropriate form.

     (c) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company will so advise the holders. In such event, these registration rights shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter selected by the Company. In the event that the lead or managing underwriter in its good faith judgment determines that material adverse market factors require a limitation on the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities. In such event, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated pro rata among all holders and other participants, including the Company, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration statement at the time of filing the registration statement. If any holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter, provided such notice is delivered within 60 days of full disclosure of such terms to such holder, without thereby affecting the right of such holder to participate in subsequent offerings hereunder.


11249/436.3
                                       10

2.3  Registration Covenants.

     In the case of each  registration  effected by the Company pursuant to this
Article II, the Company will keep each Holder advised in writing as to the initiation, progress, and declaration of effectiveness of each registration and as to the completion thereof. At its expense, the Company will:

     (a) Keep such registration effective for a minimum period of two (2) years or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such two
(2) year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (1) includes any prospectus required by section 10(a)(3) of the Securities Act, or
(2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act') in the registration statement;

     (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

     (c) Furnish the Pioneer Partnership with copies of all correspondence with the Commission; and

     (d) In connection with any underwritten offering, the Company and the Holders will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Registrable Securities, provided such agreement contains customary underwriting provisions.

2.4  Blue Sky Registration.

     (a) The  Company  will use its best  efforts to  register  or  qualify  the
Registrable Securities covered by any registration statement under the Securities Act and under such securities or blue sky laws in such jurisdictions within the United States as the Pioneer Partnership may reasonably request; provided, however, that the Company reserves the right, in its sole discretion, not to register or qualify such shares of Common Stock in any jurisdiction in which such shares of Common Stock do not satisfy the requirements of such jurisdiction. The Company covenants that notwithstanding the above, that it shall use its best efforts, at a minimum, to register or qualify the Registrable Securities in the States of Connecticut and New York.


11249/436.3
                                       11

     (b) The Company  shall (i) advise the Pioneer  Partnership  promptly  after obtaining knowledge thereof, and, if requested by the Pioneer Partnership, confirm such advice in writing, of the issuance by the Commission or any state securities commission of any stop order suspending the qualification or exemption from qualification of the Registrable Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose the Commission or by any state securities commission or other regulatory authority,
(ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Registrable Securities under any state securities or Blue Sky laws, and (iii) if at any time the Commission or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

2.5  Deregistration.

     In the event the Pioneer Partnership has not sold all of the Registrable Securities included in the registration statement prior to the second anniversary of the effective date of such registration statement, the Pioneer Partnership hereby agrees that the Company may deregister by post-effective amendment any Registrable Securities of the Pioneer Partnership covered by the registration statement but not sold on or prior to such date.

2.6  Post-Effective Amendments.

     The Company agrees that it will notify the Pioneer Partnership of the filing and effective date of each such post-effective amendment.

2.7  Right to Delay.

     The Company shall have the one-time right, after it shall have received written notice pursuant to section 2.1, to elect not to file or to delay any such proposed registration statement by not more than 60 days, or to withdraw the same after the filing but prior to the effective date if the Company determines in good faith that the filing or amendment of the registration statement would require the disclosure of non-public material information that, in its judgment, would be detrimental to the Company if so disclosed or would otherwise adversely affect a financing, acquisition, disposition, merger or other material transaction. Any withdrawal of a registration statement under this section 2.7 shall renew the Demand Registration rights under section 2.1.

2.8  Selection of Underwriters.

     If a Demand Registration pursuant to section 2.1 hereof involves an underwritten offering, either the Pioneer Partnership or the Company shall have the right to select the investment banker or investment bankers and manager or managers that will serve as the underwriter with respect to the underwritten offering; provided, however that the party not selecting such underwriter shall have the

11249/436.3
                                       12
right to approve the underwriter and such approval shall not be unreasonably withheld or delayed without a material reason stated in writing.

2.9  Principal Shareholders.

     For so long as the Pioneer Partnership, its partners or affiliates owns any Preferred Stock or any Common Stock received upon conversion of Preferred Stock, the Company will not file a registration statement on behalf of any Principal Shareholder (as that term is defined in the Voting and Shareholders' Agreement between the Pioneer Partnership and certain shareholders of the Company, dated as of the Closing Date) as selling shareholders without the prior written approval of the Pioneer Partnership.

2.10 Transferability of Registration Rights.

     The registration rights described in section 2.1 and section 2.2 are freely transferable by the holders of Registrable Securities to any person to whom such holder transfers its Registrable Securities.

2.11 Indemnification by Company re Registration Rights.

     The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this
Article II, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering statement, notification or the like incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

2.12 Indemnification by Holder.

     Each Holder will, if Registrable Securities or other securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities

11249/436.3
                                       13
covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors, and partners, and each person controlling such Holder, for a period of one (1) year from the effective date of such registration statement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of securities sold pursuant to a registration statement required by this Article II.

2.13 Notice of Indemnity and Defense.

     Each party entitled to indemnification under this Article II (the "Indemnified Party") shall give notice to the party requiring to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnified Party of its obligations under this Article II. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.


11249/436.3
                                       14

                         ARTICLE III. CO-SALE PROVISIONS

3.1  Third-Party Offer and Co-Sale Notice.

     Any proposed sale of the capital stock of the Company by any Principal Shareholder will be subject to a participation right of co-sale by the Pioneer Partnership and its assigns on a pro rata fully diluted basis. If any one or more of the Principal Shareholders obtains from a third party ("Third Party Purchaser") an offer to purchase any amount of their shares of capital stock of the Company, such Principal Shareholders shall submit a written notice (the "Co-Sale Notice") to the Pioneer Partnership disclosing the amount of shares proposed to be sold, the offered purchase price, the proposed closing date, and the total number of shares owned by the Principal Shareholders.

3.2  Co-Sale Right of Participation.

     Upon receipt of a Co-Sale Notice from any Principal Shareholder, the Pioneer Partnership and its assigns may elect to participate in such transaction and shall have the right to offer its securities, at the same price and on the same terms as contained in the Co-Sale Notice. Each participating selling party who elects to participate in such sale shall be entitled to sell his Pro Rata Share (as herein defined) of the number of shares the Third Party Purchaser is willing to purchase. "Pro Rata Share" as used in the preceding sentence means the product of the number of shares owned by such selling shareholder and a fraction, the numerator of which is the number of fully diluted shares held by such selling shareholder participating in a subject sale, and the denominator of which is the total number of fully diluted shares held by all shareholders participating in a subject sale. Each participating selling party shall in turn be entitled to receive at the applicable closing the net proceeds of the sale allocable to the securities sold on behalf of such selling shareholder, after deduction of such selling shareholder's proportionate share of the reasonable expenses of the sale.

3.3  Excluded Sales.

     These co-sale provisions will not apply to any sale of securities pursuant to a distribution to the public, whether pursuant to a registered public offering, Rule 144 under the Securities Act or otherwise.

3.4  Notice of Intent to Participate in Co-Sale.

     If the Pioneer Partnership and/or its assignees wish to participate in any sale under this Article III, then the Pioneer Partnership and/or its assignees shall notify the selling Principal Shareholders in writing of such intention within fifteen (15) business days after the Pioneer Partnership's receipt of the Co-Sale Notice made pursuant to section 3.1. Such notification shall be delivered in person or by facsimile to the Principal Shareholders at the Company's offices.



11249/436.3
                                       15

            ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company makes the following representations and warranties to the Pioneer Partnership each of which shall be deemed material, and the Pioneer Partnership, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties:

4.1  Organization, Qualification and Corporate Power.

     The Company (i) is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada; (ii) is duly qualified to transact business as a foreign corporation and in good standing in the State of New York, being all states or foreign jurisdictions in which its activities require qualification and the failure to be so qualified would have a material adverse effect on the business and operations of the Company; and (iii) has all corporate power necessary to engage in the business in which it is presently engaged and to enter into and consummate the transactions contemplated by this Agreement. Annexed hereto as Exhibit 4.1(a) and 4.1(b), respectively, are true, accurate and complete copies of the Certificate of Incorporation and the By-Laws of the Company, each as amended to date.

4.2-A Subsidiaries.

     The Company has no subsidiaries, nor is it the subsidiary of any other corporation or entity except for Creadis Promotions, Inc. (collectively "Subsidiaries"). The Subsidiaries are all wholly owned by the Company. The Subsidiaries and affiliates are entities duly organized and validly existing and in good standing under the laws of the State set forth on Exhibit 4.2-A.

     The Subsidiaries are controlled by the Company,  as such term is defined in section 20(a) of the Securities Act. For purposes of this section, the term "Subsidiary" is defined to mean any corporation or other business entity, a majority of whose outstanding voting stock or ownership interests entitled to vote for the election of directors or such other governing body is, at the time, owned by the Company and/or one or more other subsidiaries.

4.2-B Affiliates.

     The Company has no affiliated entities, nor is it the affiliate of any other corporation or entity except for the affiliates listed on Exhibit 4.2-B (collectively "Affiliates"). The Affiliates are wholly owned by the Company and/or by the Principal Shareholders. The term "affiliate" is defined as that term is defined in the federal securities laws and the regulations of the Commission pursuant to those laws, and any entity in which the Company is (or the Principal Shareholders are) the beneficial owner(s) of five (5%) or more such affiliate. Upon the completion of the Acquisitions, Creadis, and Remarkable will be the only Affiliates of the Company.


11249/436.3
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

4.2-C Joint Ventures.

     Except as set forth in Exhibit 4.2-C, the Company is not a party to any partnership, management, shareholder, joint venture, or similar agreements.

4.3  Authorization of Agreement.

     The execution, delivery and performance by the Company of this Investment Agreement and all other documents and instruments contemplated hereby have been duly authorized by all requisite corporate action. A true, correct and valid copy of the Company's Board of Director's resolution(s) authorizing the transactions and securities to be issued hereunder, in the form annexed as
Exhibit 4.3 hereto, has been delivered to the Pioneer Partnership. Neither the execution and delivery of this Agreement nor compliance by the Company with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

     (a) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company or its Subsidiaries or Affiliates or any contract to which the Company or any of its Subsidiaries or Affiliates or any of the properties or assets is bound;

     (b) violate or, alone or with notice or the passage of time or both, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any material agreement or other document or undertaking, oral or written to which the Company or any of its Subsidiaries or Affiliates is a party or by which it or its or their properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will be obtained, prior to the Closing);

     (c) result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries or Affiliates pursuant to the terms of any such agreement or instrument;

     (d) violate any judgment, order, injunction, decree or award against, or binding upon the Company or any of its Subsidiaries or Affiliates or upon its or their properties or assets; or

     (e) violate any law or regulation of any jurisdiction relating to either the Company any Subsidiary or Affiliate or any of their respective securities, assets or properties.

4.4  Validity.

     This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms.


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

4.5  Government Approval.

     Except for filing a Form D with the Commission (to the extent necessary) and any applicable Blue Sky filings, including the State of Connecticut, and filing the Certificate of Designation of the Preferred Stock with the Secretary of State of the State of Nevada, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Investment Agreement or any other document or transaction contemplated hereby.

4.6  Capitalization.

     The authorized capital stock of the Company consists of: (a) Twenty Million (20,000,000) shares of Common Stock, $.001 par value, and (b)Twenty Thousand
(20,000) shares of Preferred Stock, $.001 par value, authorized for issuance under the Company's certificate of incorporation, as amended. One share of Common Stock was issued to Advanced Medical Sciences, Inc. ("Advanced") so that the Company is currently a wholly owned subsidiary of Advanced. The Company and Advanced are parties to an Agreement and Plan of Merger dated as of May 21, 1999 pursuant to which Advanced will be merged with and into the Company. In connection with that merger, 1,379,740 shares of the Company's Common Stock have been reserved for issuance to the shareholders of Advanced. The Company has also reserved for issuance 700,000 shares of its Common Stock in connection with its acquisition of all the issued and outstanding shares of Common Stock of Creadis Promotions, Inc. and 240,000 shares are reserved for issuance in connection with the Company's acquisition of substantially all the assets of Remarkable Products, Inc. Accordingly, if converted at the Conversion Price of $3.50 per share, the 10,000 shares of Preferred Stock would be convertible into 1,200,000 shares of Common Stock or 34.1% of the outstanding shares of Common Stock, on a fully diluted basis. Upon consummation of the merger of Advanced into the Company, the one share held by Advanced will be returned to the Company's treasury. Except as set forth in Exhibit 4.6, no shares of Common Stock are issuable pursuant to existing agreements and there are no outstanding warrants, options or other securities convertible into or exchangeable for the Common Stock of the Company, and no other shares of Common Stock are issued or outstanding or committed for issuance except those committed for issuance upon conversion of the Preferred Stock to be issued hereunder.

4.7  Annual Report and the Financial Statements.

     (a) The Company has heretofore furnished to the Pioneer Partnership copies of (i) the Company's consolidated audited financial statements for its fiscal year ended December 31, 1998 (hereinafter the "Audited Financial Statements"), and (ii) the Company's consolidated unaudited interim financial statement as at and for the three months ended March 31, 1999 (hereinafter collectively referred to as the "Interim Financial Statements"); if the term "Audited Financial Statements" is used herein, then the unaudited Interim Financial Statements are excluded from such reference. However, reference to "Financial Statements" shall mean both the Audited Financial Statements, and all of the Interim Financial Statements, collectively. Such Financial Statements are

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                                       18
true, correct and complete in all material respects, and accurately set forth, in all material respects, the financial condition of the Company and its Subsidiaries as of their respective dates, and the results of operations for the fiscal periods involved, and were prepared in conformity with generally accepted accounting principles and practices consistently applied ("GAAP") and are annexed hereto as Exhibit 4.7-A. The Financial Statements fairly present in all material respects the financial condition and results of operations of the Company and its Subsidiaries at the dates thereof and for the periods covered thereby. Except as set forth in Exhibit 4.7 hereto, since March 31, 1999, the Company and/or its Subsidiaries has incurred no material (defined as $10,000 or more for purpose of this section 4.7) obligation or liability, whether absolute, accrued, contingent or otherwise, that is not set forth in the Financial Statements.

     (b) The Company and/or its Subsidiaries have good and marketable title to all of its property and assets and such property and assets are not subject to any mortgage, pledge, lien or other encumbrance except as disclosed in Exhibit 4.7-B annexed hereto and made a part hereof.

     (c) The Company and/or its Subsidiaries had no obligations, liabilities or commitments, contingent or otherwise, of a material nature which were not provided for except as set forth in Exhibit 4.7-C and except those not exceeding $10,000 in the aggregate and which were incurred in the normal course of business since March 31, 1999.

     (d) Since March 31, 1999, there has been no materially adverse change in the nature of the business of the Company and/or its Subsidiaries nor in any of their financial condition or property, other than changes in the usual or ordinary course of business, and the Company has incurred no obligations or liabilities nor made any commitments other than in the usual and ordinary course of business or as disclosed in Exhibit 4.7-D.

     (e) The Company and/or its Subsidiaries are not a party to any employment contract with any officer, director, or stockholder, or to any lease, agreement or other commitment not in the usual and ordinary course of business, nor to any pension, insurance, profit-sharing or bonus plan, except as disclosed in Exhibit 4.7-E.

4.8  Patents, Trademarks, Etc.

     All of the officers, directors, principals and employees of and consultants to the Company have assigned and transferred all of their Intellectual Property as defined below, to the Company, and are contractually bound to assign or transfer all of their Patents to the Company whether now existing or hereafter created or acquired, all in connection with their duties to the Company. The Company and/or its Subsidiaries own or possess, without any adverse claims with respect thereto, and without known conflict with the rights of others, except as disclosed in Exhibit 4.8, the rights to the patents, trademarks, service marks, trade names, copyrights and licenses listed in Exhibit 4.8 hereto and the same constitute all of the patents, trademarks, service marks, service names, copyrights, and licenses necessary, used or useful in the conduct of the business of the Company (collectively the "Intellectual Property"). The Company protects all technical, trade secret and

11249/436.3
                                       19
confidential information developed by and belonging to the Company and/or its Subsidiaries, which has not been patented, by maintaining the secrecy relating thereto, and the Company and/or its Subsidiaries will continue to seek to protect all such information, technology and intellectual property by maintenance of secrecy related thereto.

4.9  Taxes.

     Except as set forth in Exhibit 4.9 annexed hereto, the Company and each of the Subsidiaries has filed all applicable federal, state, county and local tax and franchise returns and reports required to be filed by it and has paid (or, as to taxes not currently due and payable, has made adequate provision in accordance with generally accepted accounting principles for the payment of) all income and other taxes, assessments, franchise fees and other governmental charges required by law (including, without limitation, withholding, social security, payroll and similar taxes) and all interest and penalties, if any, thereon and all federal, state, local and other taxes accruable since the filing of such returns have been properly accrued. No adverse proceedings or other actions are pending or have been taken for the assessment or collection of additional taxes of any kind from the Company and/or its Subsidiaries for any period, and to the Company's knowledge, no investigation by the Internal Revenue Service or any taxing authority affecting the Company and/or its Subsidiaries is now pending. All taxes that the Company and/or its Subsidiaries are required by law to withhold or collect have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by the Company for such payment.

4.10 Approvals.

     No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by the Company of, or the performance or satisfaction of any agreement of the Company contained in or contemplated by, this Agreement, except for claiming an exemption from section 5 of the Securities Act of 1993 by filing a Form D or otherwise, and by claiming an exemption from registration from applicable state Blue Sky laws (including but not limited to the laws of Connecticut) and any filings required thereunder.

4.11 Litigation.

     Except as set forth on Exhibit 4.11 hereto, neither the Company nor any of its Subsidiaries, or affiliates is a defendant, nor are they a plaintiff against whom a counter-claim has been asserted in any actions, suits, claims, arbitrations, administrative or other proceedings or governmental investigations seeking $5,000 or more in damages, or any equitable relief, pending or, to the best of the Company's knowledge, threatened against, relating to or affecting the Company or any of the Subsidiaries, or their respective business, operations or assets, whether or not fully covered by insurance, or which question or seek to prevent consummation of the transactions provided for in this Agreement, whether at law or in equity, or before or by any Federal, state, local, foreign or other

11249/436.3
                                       20
governmental department, agency or instrumentality, nor to the best of its knowledge is there any basis therefor. Neither the Company nor any Subsidiary is bound or adversely affected by or in default with respect to any judgment, order, writ, injunction or decree of any court or of any governmental department, agency or instrumentality.

4.12 Acquisition Agreements; Schedule of Documents.

     The Acquisition Agreements set forth in Exhibit 4.12 have been duly authorized, executed and delivered by all of the parties thereto and each of the Acquisition Agreements is valid, binding and enforceable against all the parties thereto. No breach, or state of facts that with the lapse of time would constitute a breach, exists under any Acquisition Agreement. No condition to Closing under any Acquisition Agreement remains unfulfilled other than the payment of the purchase price thereunder utilizing the sale of the proceeds of the Preferred Stock under this Agreement in accordance with section 1.12 hereof.

     The schedule of contracts including a summary in tabular form of all material terms (including but not limited to the purpose of the contract, economic terms, covenants, warranties, representations, restrictions) attached hereto as Exhibit 4.12 lists any and all material (material for purposes of this paragraph only shall mean $10,000) contracts or other material commitments or obligations relating to the Company and its Subsidiaries, (a) to which a Principal Shareholder and/or officer or director of the Company or any Subsidiary is a party, (b) all leases of real and/or personal property, (c) union collective bargaining, employment, management and consulting agreements to which the Company or any Subsidiary is a party, (d) compensation plans, bonus plans, deferred compensation arrangements, pension and retirement plans, profit sharing plans, stock purchase and stock option plans, (e) loan agreements and notes, (f) options to purchase property, (g) stockholder agreements, and (h) all other material contracts or commitments to which the Company is a party (collectively, the "Material Agreements"). Except as listed on Exhibit 4.12,, neither the Company nor any of its Subsidiaries is a party to or bound by any contract or commitment (or group of related contracts or commitments), other than contracts, or agreements in the ordinary course of business; nor is the Company nor any of its Subsidiaries bound by any charter, contractual or other corporate restriction that materially and adversely affect or could affect its business, financial condition or prospects, or which restricts its right or ability to operate its business as conducted or proposed to be conducted or to pay dividends on the Preferred Stock. On or prior to the date hereof, the Company has delivered to the Pioneer Partnership or a representative thereof, a true and correct copy of each of the documents listed in Exhibit 4.12.

     All Material Agreements are in full force and effect, are the legal, valid and binding obligations of the Company and the other parties thereto, enforceable in accordance with their terms (except as such enforceability may be limited by bankruptcy and insolvency laws or by general principles of equity, whether consolidated in a proceeding in law or in equity).


11249/436.3
                                       21

4.13 No Defaults.

     Neither the Company nor any Subsidiary is in violation of, breach of or default under, and no event (including, without limitation, execution of and consummation of the transactions provided for in this Agreement) has occurred which with the passage of time or notice from or action by any party thereto or otherwise could result in a violation of or default under, or give any other person the right to terminate, as the case may be, any indenture, mortgage, security, loan, lease or other material agreement to which the Company or any of the Subsidiaries is a party or by which any of them is bound or result in the creation, imposition or acceleration of any material lien of any nature in favor of any other person, other than defaults that will be cured (within the terms of the applicable agreements) with the application of proceeds set forth in section
1.12 hereof.

4.14 Lack of Felonies.

     Neither the Company nor its Subsidiaries nor any of their respective principals, directors, or executive officers have ever been convicted of or pled guilty at any time within the past (10) years to any felony under the laws of the United States or any state thereof. No criminal arrests, proceedings or actions are pending, nor have any been threatened in the last thirty-six (36) months against any of such persons.

4.15 No Judgments.

     There are no judgments, decrees, binding decisions outstanding against the Company or any of its Subsidiaries which were issued in any legal proceeding of any kind by any court, arbitrator, panel, or other governing or determining authority.

4.16 Insurance.

     The Company and its Subsidiaries are covered by policies of general liability insurance with coverage of at least $2,000,000 with a deductible of $1,000, and workers' compensation insurance and extended coverage on its property. There does not exist, nor has there been, any lapse in the coverage under such insurance policies. Such policies are carried by a reputable and financially stable insurance company and are sufficient to cover risks as are customarily insured against by similar businesses. The Company represents it has adequate insurance to replace a substantial amount of its assets.

4.17 No Brokers.

     All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with the Pioneer Partnership by the Company, without the intervention of any broker, finder, investment banker (except Ventures Management Partners LLC or Pioneer Ventures Corp.), or other third party. The Company has not engaged, consented to, or authorized

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                                       22
any broker, finder, investment banker or other third party to act on its behalf,
directly  or  indirectly,   as  a  broker  or  finder  in  connection  with  the
transactions contemplated by this Agreement.

4.18 Loans and Liens.

     Attached hereto as Exhibit 4.18 is a complete and accurate list of all secured and unsecured loans to which the Company or any of its Subsidiaries is a party as a borrower, debtor, guarantor or as a party obligated thereunder and all other financial obligations or judgments to which they are subject. Such schedule sets forth in tabular form the identity of the borrower, lender, any guarantors, the original principal amount, the principal amount due at a date within 90 days hereof, the interest rate, the current standing of such obligation, the next payment due date, the amount of principal and interest next due, the maturity date, and a summary of any other material provisions not requested herein.

4.19 Solvency.

     The Company has not admitted in writing or otherwise an inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had ever a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

4.20 Registration Rights.

     Except as provided for herein and as otherwise provided on Exhibit 4.20 annexed hereto, the Company is not a party to any agreement or commitment that obligates the Company to register under the Securities Act any of the Company's presently outstanding securities or any of the Company's securities that may hereafter be issued.

4.21 Compliance with Securities Laws.

     The offer, grant, sale, and/or issuance of the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock shall not be in violation of the Securities Act, the Exchange Act, any state securities or "blue sky" laws, or the Company's organization documents such as the certificate of incorporation or bylaws, when offered, sold and/or issued in accordance with this Agreement. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Preferred Stock or (ii) solicited any offer to buy or sell the Preferred Stock by means of any form of general solicitation or advertising.


11249/436.3
                                       23

4.22 Transfer Restrictions.

     There are no restrictions on the transfer of capital stock of the Company imposed by its certificate of incorporation, bylaws, other organization documents, any agreement to which the Company is a party (other than those agreements expressly contemplated by, or disclosed in the Exhibits to, this Agreement), any order of any court or any governmental agency to which the Company is subject, or any statute other than those imposed by relevant state and federal securities laws.

4.23 Related Party Transactions.

     There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or other "affiliates" (as defined in Rule 405 promulgated under the Securities Act) which involve transactions exceeding $5,000 in amount, except as outlined on Exhibit 4.23.

4.24 Miscellaneous.

     Except as set forth in Exhibit 4.12, Exhibit 4.7-A or Exhibit 4.7-B or the Audited Financial Statements or notes thereto, (a) the Company is not a party to or bound by any distribution, sales agency, franchise or similar agreement or understanding that relates to the sale or distribution of its products and services, (b) the Company does not have a sole-source supplier of significant goods and services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (c) there are neither pending, nor threatened, any labor negotiations involving or affecting the Company, and no organizing activities involving union representation exists in respect of any of its employees, (d) except in the ordinary course of business, the Company is not bound by any warranties relating to its products or services, such warranties include those for merchantability and fitness for a particular purpose, and (e) there has been no assertion of any breach of product or service warranties that could have a material (greater than $10,000) adverse affect on the business, financial condition or prospects of the Company and its Subsidiaries, considered in the aggregate. Neither the Company nor any of its employees, consultants, officers or directors is prohibited from engaging in any business activity that is currently carried on or contemplated by the Company or any Subsidiary, by reason of any restrictive covenant or agreement, including but not limited to, a covenant not-to-compete.

4.25 Additional Representations. The Company represents and warrants that:

     (a) The investment to be consummated by the Pioneer Partnership in the Company is NOT opposed by its board of directors;

     (b) The Company is NOT engaged as a business in real estate investments, and is not a real estate operating company;


11249/436.3
                                       24

     (c) The Company is NOT undergoing a bankruptcy liquidation;

     (d) The securities to be issued upon consummation of the investment are either exercisable for, or convertible into, equity securities at a pre-determined exercise price or conversion ratio, except for the reset provisions of this Agreement;

     (e) The Company is NOT offering as an investment or otherwise any uncovered options, or any transaction in which securities are sold short in an uncovered transaction or which would be in violation of section 16(c) of the Exchange Act, provided, however, that nothing in this subsection (e) shall prevent the Pioneer Partnership from acquiring options or warrants exercisable for, or other securities convertible into, equity securities or assets at a pre-determined exercise price or conversion ratio;

     (f) The Company and its subsidiaries are NOT domiciled in any country that is, at the time of the closing of the investment and will ensure that, at the time of the conversion or partial conversion of any of the securities, a participant in an international boycott illegal under United States law or opposed by the United States government;

     (g) The Company is NOT an investment company registered or required to be registered under the Investment Company Act of 1940, as amended;

     (h) The Company conducts NO operations in Northern Ireland and will ensure that at the time of the conversion or partial conversion of any of the shares of Preferred Stock that it conducts NO operations in Northern Ireland unless the Company complies with the McBride principles to the satisfaction of the Pioneer Partnership. The McBride principles consist of, but are not limited to, the following:

     1) increasing the representation of individuals from under-represented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs;

     2) providing adequate security for the protection of minority employees at the workplace and while traveling to and from work;

     3)   banning provocative religious or political emblems from the workplace;

     4) publicly advertising all job openings and making special recruitment efforts to attract applicants from under-represented religious groups;

     5) layoff, recall and termination procedures which do not in practice favor particular religious groupings;


11249/436.3
                                       25

     6)   abolishing   job   reservations,   apprenticeship   restrictions   and
          differential employment criteria, which discriminate on the basis of religion or ethnic origin;

     7) developing training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade and improve the skills of minority employees;

     8) establishing procedures to assess, identify and actively recruit minority employees with potential for further advancement; and

     9) appointing a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

     For purposes of this section 4.25, a corporation will be considered to be "conducting operations in Northern Ireland" if it has facilities and employees in Northern Ireland, either directly or through one or more subsidiaries;

     (i) The Company is NOT and shall NOT be engaged in any form of business in Iran which could be considered contrary to the foreign policy or national interests of the United States; and

     (j) The Company, if it is an entity organized outside of the United States, covenants that it shall obtain, on or before closing, a written opinion of counsel, which counsel and opinion letter shall be addressed to and be acceptable to the Pioneer Partnership (in addition to that opinion required by section 7.6 or incorporated within such opinion), to the effect that as a result of the investment in the Company by the Pioneer Partnership neither the limited partners, the general partner nor the Pioneer Partnership will be liable, either directly or indirectly, for any claim, obligation, or liability of the Company.

4.26 Use of Proceeds.

     The Company represents it shall use and apply the proceeds from the Closing only for such purposes as set forth in section 1.12 hereof.

4.27 Industry Specific Regulations.

     The Company and the Subsidiaries and their operations do not violate any state or federal laws or regulations with respect to the U.S. Environmental Protection Agency, OSHA, or the FCC, and or their state corollary agencies, or any other laws or regulations to which the Company or its Subsidiaries are subject. No notices of deficiency or notices of any kind which may inhibit the operations of the Company or its Subsidiaries has been received from any governmental agency

11249/436.3
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

including but not limited to the U.S. Environmental Protection Agency, OSHA, or the U.S. Food and Drug Administration, or their state corollary agencies, or any other governmental agency or authority.

4.28 Wages and Salary.

     Appended hereto as Exhibit 4.28 is a listing of wages, salaries and fees of all officers, directors and Principal Shareholders and all other parties whose compensation from the Company and/or any Subsidiary exceeds $50,000 per year. Other than as set forth in Exhibit 4.28 hereto, at no time since the date of the fiscal year end of the Audited Financial Statements has the Company or its officers or directors authorized or implemented any material increases in compensation for salaries, wages or fees in excess of whichever is most recent. Material increases for purposes of this section shall mean a ten (10%) percent or greater increase.

4.29 Compliance with ERISA and other Benefit Plans.

     Neither the Company nor any of its Subsidiaries has any employee benefit or pension plans or arrangements that are covered by ERISA or is subject to the minimum funding standards under section 412 of the Internal Revenue Code of 1986, as amended. The Company's existing benefit plans (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans), relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws; all required employer and employee contributions and premiums under such benefit plans to the date hereof have been made; the respective fund or funds established under such benefit plans are funded in accordance with applicable laws; and no past service funding liabilities exist thereunder.

4.30 Environmental Matters.

     The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) will not have a Material Adverse Effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws currently in effect.

4.31 Confidentiality Agreements.

     Except as set forth in Exhibit 4.31, all employees of the Company and its Subsidiaries have executed and delivered to the Company a non-compete and confidentiality agreement (the "Confidentiality Agreement") in the form previously provided to the Pioneer Partnership and have assigned to the Company all rights, title and interest in and to any inventions, copyrights, patents, trademarks and similar intellectual property relating in any way to business of the Company and its Subsidiaries. The Confidentiality Agreements constitute the legal, valid and binding obligations of

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

the respective employees who have executed and delivered them and are enforceable by the Company in accordance with their terms. Neither the Company nor any Subsidiary has taken any action to waive any rights of the Company under any Confidentiality Agreement or to publish any confidential information of the Company in any way so as to render any Confidentiality Agreement unenforceable. The Company covenants to obtain the signatures of the remaining employees named in Exhibit 4.31 as soon as practicable, but in no event more than thirty (30) days, following the Closing Date.

4.32 Officer and Director Questionnaires.

     To the best knowledge of the Company, after due inquiry, the officer and directors questionnaires delivered to the Pioneer Partnership in connection with the transactions contemplated by this Agreement are true, accurate and complete and contain no material misstatements of fact, nor do they fail to state any fact required to make the facts stated therein not misleading.

4.33 Complete Disclosure.

     No representation, warranty or statement, written or oral, made by the Company in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished to the Pioneer Partnership, pursuant hereto or otherwise, in connection with the transactions contemplated hereby, has contained, contains or will contain at the Closing Date any untrue statement of a material fact or has omitted, omits or will omit at the Closing Date a material fact required to be stated therein or necessary to make the statements contained therein not misleading.


      ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE PIONEER PARTNERSHIP

     The Pioneer Partnership represents and warrants as follows:

5.1  Organization.

     The Pioneer Partnership is a limited partnership duly organized and validly existing under the laws of the State of Connecticut.

5.2  No Breach.

     The execution and delivery of this Agreement by the Pioneer Partnership and the consummation of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, or award against, or binding upon, the Pioneer Partnership or upon its properties or assets.


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

5.3  Authority for and Binding Nature of Agreement.

     This Agreement and the documents delivered pursuant hereto have been duly executed and delivered by the Pioneer Partnership and are valid and binding upon it in accordance with their respective terms.

5.4  Brokers.

     All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with the Company by the Pioneer Partnership without the intervention of any broker, finder, investment banker (except Ventures Management Partners LLC or Pioneer Ventures Corp.), or other third party. The Pioneer Partnership has not engaged, consented to, or authorized any broker, finder, investment banker (except Pioneer Ventures Corp.), or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

5.5  Securities Laws Matters.

     (a) The Pioneer Partnership recognizes and understands that the Preferred Stock and the Common Stock into which the Preferred Stock is convertible (collectively, the "Securities") will not on the Closing Date be registered under the Securities Act, or under the securities laws of any state (the "Securities Laws").

     (b) The Pioneer Partnership represents and warrants that (i) Pioneer Partnership has business knowledge and experience, such experience being based on actual participation therein, (ii) Pioneer Partnership is capable of evaluating the merits and risks of an investment in the Securities and the suitability of an investment therein, (iii) the securities to be acquired by the Pioneer Partnership in connection with this Agreement will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, and (iv) Pioneer Partnership is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act.

     (c) The Pioneer Partnership has consulted with Pioneer Partnership's own counsel in regard to the Securities Laws and is aware (i) of the circumstances under which the Pioneer Partnership is required to hold the Securities, (ii) of the limitations on the transfer or disposition of the Securities, (iii) that the Securities must be held indefinitely unless the transfer thereof is registered under the Securities Laws or an exemption from registration is available, and
(iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the Securities. The Pioneer Partnership has been advised by Pioneer Partnership's counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. The Pioneer Partnership acknowledges that the Company is relying upon the truth and accuracy of the representations and warranties in this

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

section 5.5 by the Pioneer Partnership in consummating the transactions contemplated by this Agreement without registering the Securities under the Securities Laws.

     (d) The Pioneer Partnership and the Company agree that the certificates representing the securities to be acquired pursuant to this Agreement will be imprinted with the following legend, the terms of which are specifically agreed to:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

The Pioneer Partnership understands and agrees that appropriate stop transfer notations will be placed in the records of the Company and with its transfer agent in respect of the Securities which are to be issued to the Pioneer Partnership.

5.6  Additional Matters.

     The Pioneer Partnership agrees that neither the Pioneer Partnership nor its general partner shall sell any shares of the Common Stock or otherwise engage in short-selling efforts during the 90 days prior to the Closing Date or the twenty
(20) trading days immediately preceding the Reset Date.

                              ARTICLE VI. COVENANTS

     The Company hereby warranties and covenants that:

6.1  Financial.

     Since the date of its Audited Financial Statements, except as contemplated or disclosed in Exhibit 6.1 hereto or elsewhere in this Agreement, the Company has not (i) paid or declared any

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

dividends on, or made any distributions in respect of, or issued, purchased or redeemed, any of the outstanding shares of its capital stock, or (ii) made or authorized any changes in its Certificate of Incorporation or in any amendment thereto or in its bylaws, or (iii) made any commitments or disbursements or incurred any obligations or liabilities of a substantial nature and which are not in the usual and ordinary course of business, or (iv) other than as set forth in Exhibit 4.7-B mortgaged or pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible, or (v) sold, leased, or transferred or contracted to sell, lease or transfer any assets, tangible or intangible or entered into any other transactions, except in the usual and ordinary course of business, or (vi) made any loan or advance to any stockholder, officer or director of the Company or to any other person, firm, or corporation, or (vii) other than disclosed in Exhibit 4.28, made any material change in any existing employment agreement or materially increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent.

6.2  Access.

     For so long as either the Pioneer Partnership and/or its partners own five (5%) percent or more of the Company's Common Stock directly or through the possible conversion of its Preferred Stock on a fully diluted basis, the Company shall afford, at its sole cost and expense, to the officers, attorneys, accountants and other authorized representatives of the Pioneer Partnership and/or its assigns free and full access, during regular business hours and upon reasonable notice, to the books, records, personnel, accountants, attorneys, and properties of the Company so that the Pioneer Partnership may have full opportunity to make such review, examination and investigation as it may desire of its respective business and affairs. The Company will cause its employees, accountants, and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to the Pioneer Partnership of all material facts affecting its financial condition and business operation. Nothing herein shall limit the rights of the Pioneer Partnership and/or its assigns which are available under or granted by applicable statutes with respect to access, review, examination and investigations. Interference with said rights or delay in accommodating such rights by the Company shall be an Event of Default of the terms of the Preferred Stock.

6.3  Books of Record and Account.

     The Company shall maintain at all times proper books of record and account in accordance with GAAP. For so long as either the Pioneer Partnership or its partners own five (5%) percent or more of the Company's Common Stock directly or through the possible conversion of its Preferred Stock on a fully diluted basis, the Company will provide the Pioneer Partnership, within 45 days of the end of each fiscal quarter, copies of quarterly unaudited financial statements, within 90 days of the end of each fiscal year, copies of annual audited financial statements consisting of balance sheets, statements of operations, statements of cash flows, statements of changes in stockholders' equity, notes, and the accountants' or auditors' opinions thereto, all prepared in accordance with GAAP and copies of any periodic reports or other filings required to be filed with the Commission under the Securities Act and the Exchange Act. The annual financial statements shall be audited by an accounting firm acceptable to the Pioneer Partnership. Interference with said rights or delay in

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

accommodating such rights by the Company, or in providing such reports, shall be an Event of Default of the terms of the Preferred Stock.

6.4  Membership on Board.

     The Company's By-laws provide for a three (3) person Board of Directors subject to increase pursuant to the By-Laws. Promptly upon the Closing Date and for so long as the Pioneer Partnership or its partners own any shares of the Company's Preferred Stock or Common Stock directly or through the possible conversion of Preferred Stock all on a fully diluted basis, the Company's Principal Shareholders shall cause one (1) designee from the Pioneer Partnership to be nominated and elected to serve as a director of the Company. Except as provided for in section 1.10(b) in connection with an Event of Default or elsewhere in this Agreement, additional membership on the Board shall require majority approval of the remaining members of the Board of Directors or election at a meeting of shareholders. Both a Compensation Committee and an Audit Committee of the Board of Directors shall have been established prior to the Closing Date. The Compensation Committee shall consist of a maximum of three directors, including a designee of the Pioneer Partnership. The Audit Committee shall consist of a maximum of three directors, including a designee of the Pioneer Partnership. The Compensation Committee shall be maintained to consider and recommend to the Board of Directors matters concerning the compensation of executives, awards of stock options, and other incentive compensation.

6.5  Stock Option Plan.

     The Company may retain its current stock option, bonus or stock incentive plan(s), or cancel such plan(s) and adopt a new stock incentive plan in order to have the ability to provide incentives to its key employees, future employees and others. The aggregate stock incentive pool shall consist of that number of shares of the Common Stock of the Company as is approved by the Compensation Committee. Except as set forth in Exhibit 6.5 annexed hereto, no person beneficially owning more than ten percent (10%) of the Company's fully diluted capital stock shall be eligible to participate in such plan.

6.6  Rule 144 Transfers.

     (a) Rule 144 Compliance. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the shares to the public without registration, at all times after ninety
(90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, or at all times after the Company has a class of Securities registered under the Exchange Act, the Company agrees to use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; (iii) furnish to each holder of Registrable Securities forthwith upon request, a written statement by the Company as to the Company's compliance with

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                                       32
the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration; and (iv) use the Company's best efforts to satisfy the requirements of all such rules and regulations (including the requirements for current public information, registration under the Exchange Act and timely reporting to the Commission) at the earliest possible date after its first registered public offering.

     (b) Supplemental Information. If at any time the Company is not subject to the requirements of section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the Pioneer Partnership or its partners, and prospective purchasers of the Preferred Stock or the Common Stock issuable upon conversion of the Preferred Stock, information satisfying the information requirements of Rule 144 under the Securities Act.

     (c) Acceptable Counsel. The Company acknowledges and agrees that counsel to the Pioneer Partnership, including, but not limited to Kenneth B. Lerman, Esquire, and Harrington, Ocko & Monk, LLP, shall be acceptable counsel to the Company for purposes of issuing an opinion of counsel with respect to transfers of securities to its affiliates, or with respect to transfers of securities under Rule 144 or such successor regulation.

6.7  Undertaking to Register its Securities pursuant to the Exchange Act.

     In the event the Company shall not have its Common Stock  registered  under section 12 of the Exchange Act, the Company undertakes to use its best efforts to register the Common Stock under the Exchange Act no later than the date that is six (6) months from the Closing Date. The Company shall (i) advise the Pioneer Partnership promptly after obtaining knowledge thereof, and, if requested by the Pioneer Partnership, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Preferred Stock or the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Preferred Stock or the Common Stock under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Preferred Stock under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

6.8  Undertaking to File Exchange Act Filings and to be Listed on NASDAQ.

     Provided the Company has securities which are publicly traded, or has one or more classes of securities registered under the Exchange Act or subject to an undertaking to file periodic reports with the Commission: (a) The Company undertakes to continue filing its proxy statement, its annual

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

reports on Form 10-K and its quarterly reports on Form 10-Q, or on such other appropriate forms, with the Commission for so long as the Pioneer Partnership or its partners hold any Preferred Stock or Common Stock received upon the conversion of Preferred Stock; (b) Once the Company qualifies, the Company undertakes to use its best efforts to obtain and maintain a listing on the Nasdaq SmallCap Stock Market, the NASDAQ National Market System, or such other national stock exchange upon which the Common Stock shall be qualified for so long as the Pioneer Partnership holds any Preferred Stock, or Common Stock obtained through conversion of the Preferred Stock. The Company shall take all reasonable action to maintain such listing after it is so approved and listed. A delisting from the NASD OTC Bulletin Board, the Nasdaq SmallCap Stock Market, the NASDAQ National Market System, or such other national stock exchange upon which the Common Stock is listed, and without the simultaneous listing on another national stock exchange, shall be an Event of Default of the terms of the Preferred Stock; and (c) The Company agrees that any and all future filings (e.g. Schedule 13D or 13G) required to be made by the Pioneer Partnership or its nominees as directors shall be prepared by and filed by the Company on such parties behalf with such parties' consent and cooperation; the expense of such filings including the legal fees incurred therewith shall be borne by the Company.

6.9  Dividend Restriction Waiver.

     The Company (and its Subsidiaries if applicable) shall obtain prior to the Closing a signed original waiver and estoppel certificate (addressed to each of them and to the Pioneer Partnership) from each of its lenders, certifying and agreeing either that the issuance and delivery of the Preferred Stock, the declaration and payment of dividends on the Preferred Stock, the conversion of Preferred Stock into shares of Common Stock, the issuance and delivery of the Common Stock and the full compliance of the Company with the terms of this Agreement and the Certificate of Designation of the Preferred Stock shall not constitute an event of default or require or enable the lender to accelerate any indebtedness of the Company.

6.10 Rights if Trading in Common Stock is Suspended.

     In the event that at any time within the period commencing when the first Registration Statement is declared effective under the Securities Act by the Commission and ending three years after the Closing Date, trading in the shares of the Common Stock is suspended on the NASD OTC Bulletin Board, the Nasdaq Small Cap Stock Market, the Nasdaq National Market or such other stock exchange upon which the Common Stock shall then be listed for trading (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information), then, at the Pioneer Partnership's option exercisable by written notice to the Company, the Company shall redeem, as applicable, all of the Preferred Stock and converted Common Stock owned by the Pioneer Partnership at an aggregate purchase price equal to the Redemption Price set forth in the Certificate of Designation for the Preferred Stock, plus interest at the rate of 13% per annum on such amount accruing from the 7th day after such notice until the Redemption Price is paid in full.

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

6.11 Public Dissemination of Information; Filings & Names.

     Prior to the inclusion of any name associated with the Pioneer Partnership in any notice, filing, press release, other public communication or communication with any governmental entity, a draft shall be submitted to the Pioneer Partnership for prior written approval and such draft shall have all incidences of such affiliated names highlighted and clearly marked. The associated names are: Pioneer Ventures Associates Limited Partnership, Pioneer Ventures 1st Parallel Limited Partnership, any other Pioneer Ventures partnership, which may hereafter be formed and becomes a record holder of the Company's securities, Ventures Management Partners LLC, Pioneer Ventures Corp., Robert A. Lerman, John F. Ferraro, and James M. Coady. Additional names affiliated with the Pioneer Partnership are: Allied Capital Management, LLC and Geoffrey Rowntree, and any Pioneer Partnership nominee to the Company's Board of Directors.

6.12 Lock-Up.

     The Principal Shareholders shall agree to restrict all sales of their securities of the Company for a period of not less than one (1) year from the date of the Closing. However, the Pioneer Partnership, in its sole discretion, may waive such restriction for a particular transfer upon request, prior to such transaction.

6.13 Notice of Material Adverse Events.

     The Company undertakes to notify the Pioneer Partnership within twenty (20) days of the occurrence of a material adverse event which has not been cured within said 20 days. A material adverse event shall include but not be limited to: litigation or other legal proceeding involving $10,000 or greater in claims or subject matter, bankruptcy, receivership, insolvency, a change in circumstances that, if the representations in Article IV hereof were required to be made on such future date, such representation could no longer truthfully or accurately be made.

6.14 Tax Return.

     The Company shall, on or prior to December 31, 1999, file any tax returns required to be filed for the current and prior periods.

6.15 No Breach.

     The Company will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the Closing Date as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing Date; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the Pioneer Partnership of any event or fact which represents, or is likely to cause, such a breach or default.

11249/436.3
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

6.16 Assumption of Debt.

     On or prior to the Closing Date, the Company shall have entered into an agreement with Initio, Inc. ("Initio") pursuant to which the Company shall have agreed to assume the obligation to pay $2,000,000 of the principal amount (and associated interest) of Initio's Debenture dated as of February 25, 1998 to the Pioneer Partnership, and have agreed to be bound by the terms and conditions of the Debenture Commitment Agreement.



             ARTICLE VII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                        THE PIONEER PARTNERSHIP TO CLOSE

     Conditions Precedent to the Obligations of the Pioneer Partnership to Close. The obligation of the Pioneer Partnership to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by the Pioneer Partnership (except when the fulfillment of such condition is a requirement of law), as well as the satisfactory completion (in the sole opinion of the Pioneer Partnership) of (i) an audit or review of the books, records and accounts of the Company, and (ii) legal and other due diligence.

7.1  Representations and Warranties.

     All representations and warranties of the Company contained in this Agreement and in any written statement, exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

7.2  Covenants.

     The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

7.3  No Actions.

     No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of the Pioneer Partnership to own the Company's stock or to operate or control the assets, properties and business of the Company after the Closing Date, or which might have a materially adverse effect thereon.


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

7.4  Consents, Licenses and Permits.

     The Company shall have obtained all consents, licenses and permits of third parties necessary for the performance of its obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of the Company from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of the Company, or
(ii) any material indebtedness of the Company from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provision of this Agreement to the contrary notwithstanding.

7.5  Certificate.

     The Pioneer Partnership shall have received a certificate in form satisfactory to its counsel, dated at the Closing Date, signed by an authorized representative of the Company, confirming the substance and effect of the representations and warranties set forth in Article IV hereto, and as to the satisfaction of the conditions contained in Article VII.

7.6  Legal Opinion.

     (a) The Pioneer Partnership shall have received a written opinion of the Company's Counsel, dated the Closing Date, in form and substance satisfactory to the Pioneer Partnership and its counsel, confirming the substance and effect of certain of the representations and warranties set forth in Articles II and IV hereto, that the Acquisition Agreements, any agreements associated with the assumption of the Initio debt under section 7.14 hereof, and this Agreement are the valid and binding obligation of the Company, enforceable in accordance with its terms, and as to such other matters as the Pioneer Partnership may request. Such opinion shall be substantially in the form of Exhibit 7.6 hereto.

     (b) The Pioneer Partnership shall have received a written opinion of counsel to the Principal Shareholders, dated the Closing Date, in form and substance satisfactory to the Pioneer Partnership and its counsel, confirming the substance and effect of the representations and warranties set forth in the Voting and Shareholders' Agreement, and any modification, supplements or subsequent agreements thereto confirming that such agreement is the valid and binding obligation of the Principal Shareholders, enforceable in accordance with its terms, and as to such other matters as the Pioneer Partnership may request.

7.7  No Material Adverse Change.

     There shall have been no materially adverse change at the Closing Date in the business, assets, properties, financial status or prospects of the Company from March 31, 1999, except as disclosed in Exhibit 7.7 hereof.

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

7.8  Agreements with Principals.

     The Company shall have received and presented to the Pioneer Partnership agreements, in the form contained in Exhibit 7.8, from all officers, directors and the Principal Shareholders of the Company containing the substantive provisions of this Agreement with respect to registration rights, co-sale rights, voting agreement as to Board membership, lock-up, restricted stock, restricted transfer provisions as well as customary and satisfactory non-competition and confidentiality agreements between the Company and its officers and key employees. Reference is hereby made to the Voting and Shareholders' Agreement between the Pioneer Partnership and the Principal Shareholders named therein. Exhibit 7.8 shall provide that any amendment, renewal or extension to said agreements shall require the written consent of the Pioneer Partnership. Further, any shares which are acquired as a result of such agreements or are subject to a proxy or voting agreement shall otherwise be subject to the substantive provisions of this Agreement with respect to anti-dilution rights, voting agreement as to Board membership, restricted stock, registration rights and co-sale provisions.

7.9  Key Person Insurance.

     The Company shall have applied for Key-Person term life insurance, from a licensed and reputable insurance company in the minimum face amount of at least $1,000,000 each, insuring the lives of the President and CEO, COO, Executive Vice President and/or chairman for a minimum of three (3) years. The Company shall be the designated beneficiary. Renewal of the policies after the first three years shall be at the discretion of the Company's Board of Directors.

7.10 Intellectual Property.

     All of the officers, directors, principals and the affiliates of the Company shall have assigned and transferred all of the Intellectual Property to the Company.

7.11 Approval of Counsel.

     All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved as to form and substance by the Pioneer Partnership's counsel, which approval shall not be unreasonably withheld or delayed.

7.12 No Suspensions of Trading in Common Stock.

     The trading in the Common Stock shall not have been suspended by the Commission or by the National Association of Securities Dealers, Inc. or any federal or state regulatory authority having jurisdiction over the Common Stock.


11249/436.3
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

7.13 Change of Control.

     No Change of Control shall have occurred prior to or on the Closing Date. "Change of Control" means the occurrence of any of the following: (i) an acquisition after the date hereof by an individual or legal entity of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

7.14 Acquisition Agreements; Assumption of Debt.

     The Company shall have, on or prior to May 21, 1999 entered into each of the Acquisition Agreements and any and all agreements necessary to evidence the Company's assumption of Initio's debt to the Pioneer Partnership as set forth in section 6.16, above, and the sole condition to the closing of the Acquisition Agreements and any agreements associated with the assumption of the Initio debt shall be the payment of the purchase price under the Acquisition Agreements through the application of the proceeds of the sale of the Preferred Stock under and in conformance with the terms of this Agreement.

7.15 Additional Documents.

     The Company shall have delivered all such other certificates and documents as the Pioneer Partnership or their counsel may have reasonably requested.


  ARTICLE VIII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY TO CLOSE

     Conditions Precedent to the Obligations of the Company to Close. The obligation of the Company to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by the Company (except when the fulfillment of such condition is a requirement of law).

8.1  Representations and Warranties.

     All representations and warranties of the Pioneer Partnership contained in this Agreement and in any written statement, exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.


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

8.2  Covenants.

     The Pioneer Partnership shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

8.3  No Actions.

     No action, suit, proceeding, or investigation shall have been instituted, and be continuing before a court or before a governmental body or agency, or have been threatened and be unresolved, to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

8.4  Additional Documents.

     The Pioneer Partnership shall have delivered all such other certificates and documents as the Company or its counsel may have reasonably requested.

8.5  Approval of Counsel.

     All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by the Company's counsel, which approval shall not be unreasonably withheld or delayed.



                               ARTICLE IX. CLOSING

9.1  Location.

     The Closing provided for herein (the "Closing") shall occur at the offices of the attorneys for the Pioneer Partnership, or at such place and upon such date as the Company and the Pioneer Partnership may mutually agree.

9.2  Items to be Delivered by the Company.

     At the Closing, the Company will deliver or cause to be delivered to the Pioneer Partnership:

     (a)  duly executed Investment Agreement;

     (b)  duly executed Voting and Shareholders' Agreement;

     (c)  duly executed resolutions;

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                                       40

     (d) duly executed and recorded Certificate of Designation of the Preferred Stock;

     (e) validly issued original certificates representing the Preferred Stock in accordance with Article I hereof.

     (f)  the certificate required by section 7.5 hereof;

     (g) the opinions of the Company's counsel and counsel to the Principal Shareholders, as required by section 7.6 hereof;

     (h)  the agreements required by sections 7.8, 7.11 and 7.14 hereof;

     (i)  the insurance binder and paid receipt required by section 7.9 hereof;

     (j) separate checks for $5,000 and $95,000 payable to Ventures Management Partners LLC (the General Partner of the Pioneer Partnership) as required by sections 11.1, 11.2, and 11.3 hereof;

     (k) a check payable to Harrington, Ocko & Monk, LLP in the amount of $30,000 plus out-of-pocket expenses as required by section 11.3 hereof;

     (l) such other certified resolutions, exhibits, instruments, documents and certificates as are required to be delivered by the Company pursuant to the provisions of this Agreement and pursuant to the checklists presented by the Pioneer Partnership or its counsel.

9.3  Items to be Delivered by the Pioneer Partnership.

     At the Closing, the Pioneer Partnership will deliver or cause to be delivered to the Company a check or checks in the aggregate amount of four million two hundred thousand dollars ($4,200,000) dollars, as specified in
     Article I hereof.


             ARTICLE X. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

10.1 Survival.

     The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of six (6) years.


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                                       41

10.2 Indemnification.

     The Company agrees to save, defend and indemnify the Pioneer Partnership and its limited and general partners and their respective officers, directors, managing members and the agents, as well as the attorneys, accountants, or other representatives of such parties (jointly or severally "indemnified parties") against, and hold them harmless from any and all liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, reasonable counsel fees, expert witness fees, and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of a breach of any of the representations and warranties contained herein and/or any transaction or event commencing or occurring on or prior to the Closing Date, which is not fully disclosed or provided for in this Agreement or in the exhibits hereto.

10.3 Defense of Claims.

     The Pioneer Partnership agrees to notify the Company promptly of any claim asserted against it in which the Company may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The Company shall have the right to defend any such claim(s) at its own expense and with counsel of its choice; provided that the Pioneer Partnership may participate in such defense, if it so chooses, with its own counsel and at its expense. The Company agrees that if any of the representations and warranties made by it in this Agreement shall be finally determined not to have been true, correct or complete when made, then the Company shall pay to the Pioneer Partnership at the time of such final determination an amount sufficient to indemnify the Pioneer Partnership and the other indemnified parties hereto to the full extent of its losses and expenses sustained by reason thereof, including attorneys, accountants, expert witnesses, and other professional fees and expenses.

10.4 Rights without Prejudice.

     The rights of the Pioneer Partnership under this Article are without prejudice to any other rights or remedies that it may have by reason of this Agreement or as otherwise provided by law.


                                ARTICLE XI. FEES

11.1 Investment Banking Fees.

     At the Closing, the Company shall pay an investment banking fee of one hundred and five thousand dollars ($105,000) to Ventures Management Partners LLC, the General Partner of the Pioneer Partnership, concurrently with its execution and delivery of this Agreement. Such General Partner hereby acknowledges receipt from the Company of a check in the amount of $10,000 in payment of the commitment fee (the "Commitment Fee") which shall be credited against the Investment Banking fee set forth in this section 11.1. In the event that this Agreement is terminated

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

as described in Article XII, the Commitment Fee shall be forfeited by the Company and retained by the General Partner of the Pioneer Partnership.

11.2 Expenses.

     At the Closing, the Company shall pay and reimburse the General Partner of the Pioneer Partnership a non-accountable expense allowance of $5,000 for its out-of-pocket expenses incurred in connection with visits to the Company's facilities and other costs and expenses in connection with its due diligence investigation of the Company.

11.3 Legal Fees.

     The Company shall pay at the Closing the attorneys fees plus out-of-pocket expenses of counsel for the Pioneer Partnership in connection with the transactions contemplated hereby; such attorneys fees shall equal Forty Thousand ($40,000) dollars, excluding out-of-pocket expenses which are to be billed at or after the Closing in addition to the legal fees. It is acknowledged that $10,000 has been paid prior to the Closing. In addition, the Company shall pay its own counsel's fees and all of the expenses of the Closing, including all search fees, filing fees, governmental certification fees, third party investigation or other due diligence fees for reports, filings or certifications requested by the Pioneer Partnership to effect the Closing.


                       ARTICLE XII. TERMINATION AND WAIVER

12.1 Termination.

     Anything  herein  or  elsewhere  to  the  contrary  notwithstanding,   this
Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

     (a) by mutual consent of the Pioneer Partnership and the Company;

     (b) by the  Pioneer  Partnership  if any of the  conditions  set  forth  in
Article VII and Sections 1.12 and 1.13 hereof, in its sole opinion, shall not have been fulfilled on or prior to Closing, or shall become incapable of fulfillment, and shall not have been waived;

     (c) by the Company if any of the conditions set forth in Article VIII hereof shall not have been fulfilled on or prior to Closing, or shall have become incapable of fulfillment, and shall not have been waived;

     (d) by any party if any material legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement.


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                                       43

In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto, except the provisions of sections 11.1 and 11.3 hereof.

12.2 Waiver.

     Any condition to the performance of the Company or of the Pioneer Partnership which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.


                     ARTICLE XIII. MISCELLANEOUS PROVISIONS

13.1 Expenses.

     Except as set forth in Article XI, each of the parties hereto shall bear its own expenses in connection herewith.

13.2 Modification, Termination or Waiver.

     This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

13.3 Notices.

     Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, five (5) days after the date of mailing, as follows:


11249/436.3
                                       44

If to the Pioneer Partnership, to:               Copies to:

Pioneer Ventures Associates                      Martin W. Enright, Esquire
  Limited Partnership                            Harrington, Ocko & Monk, LLP
651 Day Hill Road                                81 Main Street
P.O. Box 40                                      White Plains, New York 10601
Windsor, Connecticut 06095
Attn:    John F. Ferraro
         Director

If to the Company, to:                           Copies to:

America's Shopping Mall, Inc.                    Caro & Associates, P.C.
382 Route 59 #310                                60 East 42nd St., Suite 2001
Monsey, New York  10952                          New York, New York  10165
Attn:    Irwin Schneidmill, President
         and Chief Executive Officer

The parties may change the persons and addresses to which the notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein for giving notice.

13.4 Binding Effect and Assignment.

     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. No assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other party.

13.5 Entire Agreement.

     This Agreement, including the Exhibits hereto and the agreements entered into in connection herewith, contains the entire Agreement between the parties with respect to the subject matter hereof.

13.6 Calendar Days.

     All references to "days" in this agreement with respect to the amount of time allocated for notices, performance or other periods shall mean calendar days, unless otherwise specified.

13.7 Exhibits.

     All Exhibits annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any such Exhibits, documents or instruments shall be deemed to refer to and include all such Exhibits, documents and instruments. Any execution of this Agreement is subject to the receipt of current and complete exhibits.

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

13.8 Governing Law.

     This Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

13.9 Consent to Jurisdiction.

     The parties hereto consent to the jurisdiction of the Courts of the States of Connecticut and New York and to the U.S. District Court in the Southern District of New York and the District Court of Connecticut.

13.10 Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

13.11 Section Headings.

     The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

13.12 Gender.

     Whenever the content of this Agreement permits, the masculine, neuter or third person genders shall include the feminine, third person and neuter genders, and reference to singular or plural shall be interchangeable with the other.

13.13 Use of Term "Pioneer Partnership".

     Notwithstanding any provision of this Agreement to the contrary, included in the definition and meaning of the "Pioneer Partnership" shall be any one or more parallel limited partnerships which have been or shall be organized by Ventures Management Partners LLC as the general partner to invest in parallel with Pioneer Ventures Associates Limited Partnership on the same economic terms and pro rata based upon their aggregate subscriptions. The limited partners of Pioneer Ventures Associates Limited Partnership and the parallel partnerships shall be referred to herein as the "limited partners".


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                                       46

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Pioneer Ventures Associates Limited Partnership

By:      Pioneer Ventures Corp.
         Managing Member of the
         Partnership's General Partner,
         Ventures Management Partners LLC



By: /s/ John F. Ferraro
   ---------------------------
     John F. Ferraro, Director



America's Shopping Mall, Inc.



By: /s/ Irwin Schneidmill
   ---------------------------
     Irwin Schneidmill, President
          and Chief Executive Officer

Attest:


By:
   ---------------------------
         Secretary

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                                       47